Exhibit 10.1

PRESS RELEASE

DTLL ENGAGES CRT CAPITAL FOR $75 MILLION IN FINANCING

Bloomington, Mn, May 7, 2006: DTLL, INC (“DTLL”) (OTCBB:DTLI.OB) announced today that it has engaged CRT Capital Group (www.crtllc.com) to provide up to $75 million dollars in financing for the purchase of Grand Sierra Resorts Corporation, the Reno Hilton and Casino from Harrah’s Entertainment and other company projects.

CRT is an institutional securities research and brokerage firm focused on mergers and acquisitions, equities and private placements. Since its inception in 1990, CRT has diligently earned the respect and loyalty of its clients based on its research quality and execution capabilities. The firm’s clients include major financial asset managers, mutual funds, insurance companies, pension funds and investment companies. CRT has been a co-manager and financial advisor on recent transactions of up to $1.25 Billion.

DTLL has increased its exchange offer for Grand Sierra Resorts Corporation (“GSR”) (www.grandsierraresort.com) to include $25 million in cash to the GSR shareholders

When the acquisitions are completed next month, DTLL will have in excess of a $150 million in revenues. The intent is to establish a multi-facility hotel, gaming, entertainment, and real estate development company.

DTLL intends to have its properties developed as destination hotel, resort and casino, with condominiums and other amenities. The development of the properties are subject to risks and uncertainties which include, but are not limited to, those relating to permitting, financing, the actions of federal, state, or local governments and agencies. DTLL may be affected by some or all of these factors and other risks and uncertainties, many of which are beyond DTLL's control. Except for historical statements contained herein, the statements made in this release constitute forward-looking statements that involve risks and uncertainties.

For further information, contact:

John Paulsen
Chairman
DTLL, Inc
1650 West 82nd Street
Bloomington, MN 55431
Phone: (206) 339-9221